=============================================================================

                          SCHEDULE 14A
                        (Rule 14a-6(m))

            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities
          Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant   [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]  Confidential, for use of the
                                            Commission Only (as permitted
                                            by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     R&B Falcon Corporation
        (Name of Registrant as Specified in Its Charter)

                              N/A
(Name of Person(s) Filing Proxy Statement, if other than the  Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules  14a-
      6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2)  Aggregate   number  of   securities   to   which
               transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

=============================================================================

                             (R&B Falcon logo)

                          R&B FALCON CORPORATION
                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held May 19, 1998

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of R&B Falcon Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 19, 1998, at 9:00 a.m., local time, at the ITT Sheraton Luxury Collection Hotel, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

    1.   To elect three directors.
    2. To approve the adoption of the Company's 1998 Employee Long-Term Incentive Plan.
    3. To approve the adoption of the Company's 1998 Director Long-Term Incentive Plan.
    4. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for its 1998 fiscal year.
    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on March 27, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even though such stockholder has returned a proxy.

                                        Wayne K. Hillin
                                        Secretary

By order of the Board of Directors
Houston, Texas
April 23, 1998

IMPORTANT:   Whether  or  not  you plan to  attend  the  meeting,  you  are requested to complete and promptly return the enclosed proxy in the envelope provided.

=============================================================================

                          R&B FALCON CORPORATION
                             901 Threadneedle
                           Houston, Texas 77079
                             ________________


                             PROXY STATEMENT

                          ______________________

                      Annual Meeting of Stockholders

                               May 19, 1998


        The enclosed Proxy is solicited on behalf of the Board of Directors of R&B Falcon Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 19, 1998, at 9:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the ITT Sheraton Luxury Collection Hotel, 1919 Briar Oaks Lane, Houston, Texas. It is anticipated that this Proxy Statement and the enclosed proxy card will be mailed beginning on or about April 23, 1998 to all stockholders of record on March 27, 1998.

        At the Annual Meeting, stockholders will be asked to elect three Class I directors for terms expiring in 2001 and to consider and vote upon the following proposals (the "Proposals"):

(1)  a   proposal  (the "Employee Plan Proposal") to approve the  Company's
     1998 Employee Long-Term Incentive Plan (the "Employee Plan");

(2) a proposal (the "Director Plan Proposal") to approve the Company's 1998 Director Long-Term Incentive Plan (the "Director Plan"); and

(3) a proposal (the "Accountant Proposal") to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for its 1998 fiscal year.
                           ____________________

        The Board of Directors of the Company believes that election of its director nominees and approval of each of the Proposals is advisable and in the best interests of the Company and its stockholders and recommends to the stockholders of the Company the approval of such nominees and each of the Proposals.
                           ____________________

            The date of this Proxy Statement is April 23, 1998.

=============================================================================

                                THE COMPANY

        The Company is a Delaware corporation that was organized in July 1997 for the purpose of effecting the business combination (the "Merger") of Falcon Drilling Company, Inc. (now named R&B Falcon Drilling (U.S.), Inc., herein "Falcon") and Reading & Bates Corporation (now named R&B Falcon Drilling (International & Deepwater), Inc., herein "R&B"). The Merger became effective on December 31, 1997, with the result that Falcon and R&B became wholly-owned subsidiaries of the Company, and the former stockholders of Falcon and R&B became stockholders of the Company. During 1997, the Company did not own any material assets or engage in any business, except as was necessary to effect the Merger. Falcon and R&B operated as unrelated entities throughout 1997. Accordingly, certain of the information in this Proxy Statement is provided as to each of Falcon and R&B.

              INFORMATION CONCERNING SOLICITATION AND VOTING

        At the Annual Meeting, the holders of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") will be asked to
(i) vote upon the election of three persons to serve as Class I Directors on the Board of Directors of the Company, (ii) approve the Employee Plan Proposal, (iii) approve the Director Plan Proposal, (iv) approve the Accountant Proposal, and (v) take action upon such other matters as may properly come before the Annual Meeting.

        All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted (or withheld) at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the Board of Directors' nominees for directors, FOR the Employee Plan Proposal, FOR the Director Plan Proposal, and FOR the Accountant Proposal. If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment as to the best interests of the Company. The Board of Directors of the Company does not know of any other matters to be brought before the Annual Meeting.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by any of the following actions: (i) filing with the Secretary of the Company, at or before the Annual Meeting, but in any event prior to the vote on the matter as to which revocation is sought, a written notice of revocation bearing a later date than the proxy; (ii) duly executing and submitting a subsequent proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive office at 901 Threadneedle, Houston, Texas 77079.

        The close of business on March 27, 1998 is the date fixed for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On March 27, 1998, the Company had 165,119,387 outstanding shares of Common Stock, constituting the only class of stock outstanding.

        The holders of a majority of the outstanding shares of Common Stock as of March 27, 1998, present in person or represented by proxy and eligible to vote, will constitute a quorum at the Annual Meeting. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, at the Company's principal executive office at 901 Threadneedle, Houston, Texas 77079, during ordinary business hours during the ten days preceding the meeting, and at the time and place of the meeting.

        Each share of Common Stock is entitled to one vote at the Annual Meeting with respect to each matter to be voted upon.

       With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Cumulative voting is not permitted. Directors shall be elected by a plurality of the votes cast. "Plurality" means that the three individuals who receive the largest number of the votes shall be elected as directors. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

        The approval of each of the Employee Plan Proposal, the Director Plan Proposal, and the Accountant Proposal requires the affirmative vote of a majority of shares represented at the Annual Meeting and entitled to vote. Any shares represented at the Annual Meeting but which abstain from voting with respect to any such proposal will have the same effect as a vote against such proposal. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules ("broker non-votes"), will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes.

        The Company will appoint one or more inspectors to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

        The Company's Annual Report has previously been mailed to persons that on March 27, 1998, were stockholders of record. Such Annual Report contains, among other things, the Company's audited consolidated balance sheets at December 31, 1997 and 1996, respectively, and audited consolidated statements of income and changes in financial position for each of the years ended December 31, 1997, 1996 and 1995, respectively.

        The expense of soliciting proxies will be borne by the Company. Proxies may be solicited personally by directors, officers, and other regular employees of the Company in the ordinary course of business and at nominal cost. The Company has employed Georgeson & Co., New York, New York, to assist in the solicitation of proxies for a fee of $12,500, plus reasonable expenses. In connection with its engagement of such firm, the Company has also agreed to indemnify Georgeson & Co. against certain liabilities arising from its engagement by the Company. Solicitation is being made by the use of the mails, but may also be made by telephone, electronic transmission and personal interviews. The Company will be assisted in distributing, gathering and tabulating proxies by its stock transfer agent, American Stock Transfer and Trust Company. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to beneficial holders of the Common Stock. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.

                           ELECTION OF DIRECTORS

Composition of the Board and Nominees

   Three Class I directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director at the Annual Meeting will continue until the Company's annual meeting of stockholders in the year 2001, or until a successor has been elected and qualified.

   The Company's Certificate of Incorporation and Bylaws provide that the Board is divided into three classes of directors, with the number of directors in each class to be as nearly equal as possible. The directors are elected for staggered three-year terms. The terms of the Class I Directors, Douglas A.P. Hamilton, Michael E. Porter, and Robert L. Sandmeyer, expire in 1998, and their positions are the ones to be filled at the Annual Meeting. The terms of the Class II Directors, Arnold L. Chavkin, Macko A.E. Laqueur, and William R. Ziegler, expire in 1999, and the terms of the Class III Directors, Purnendu Chatterjee, Charles A. Donabedian, Paul B. Loyd, Jr., and Steven A. Webster, expire in 2000.

   Mr.  Loyd  and  Mr.  Webster became directors of the  Company  upon  its organization in July 1997. Pursuant to the merger agreement among the Company, Falcon and R&B, eight additional directors were elected in
December 1997. Of the current directors, five were members of Falcon's board and five were members of R&B's board.

Class I Director Nominees - terms would expire in 2001 if elected

   Douglas A.P. Hamilton, age 52, has been a director of the Company since December 1997. Mr. Hamilton was a director of Falcon from 1992 until the Merger. For more than the past five years, he has been a private investor. Mr. Hamilton was one of Falcon's original investors. Mr. Hamilton is a director of Carrizo Oil & Gas, Inc.

   Michael E. Porter, age 50, has been a director of the Company since December 1997. Dr. Porter was a director of Falcon from January 1, 1997 until the Merger. Dr. Porter is the C. Roland Christensen Professor of Business Administration at the Harvard Business School, a position he has held since 1973. Dr. Porter is a director of Alpha-Beta Technology, Inc., Parametric Technology Corporation, and ThermoQuest Corporation.

   Robert L. Sandmeyer, age 68, has been a director of the Company since December 1997. Dr. Sandmeyer was a director of R&B from 1988 until the Merger. Dr. Sandmeyer has been Dean Emeritus of the College of Business Administration at Oklahoma State University since 1994, and for more than five years prior to that, was Dean and Professor of Economics at such institution. Dr. Sandmeyer is the principal of SC2 International, which specializes in assisting foreign business schools in their efforts to meet international standards.

   The Board of Directors recommends that the stockholders vote "FOR" the nominees listed above.

   Information with respect to directors whose terms do not expire at the Annual Meeting is presented below.

Continuing Directors - terms expire in 1999 (Class II Directors):

   Arnold L. Chavkin, age 46, has been a director of the Company since December 1997 and was a director of R&B from August 1991 until the Merger. Mr. Chavkin has been general partner of Chase Capital Partners, a general partnership which invests in leveraged buyouts, recapitalizations, growth equities and venture situations, since January 1992, and President of Chemical Investments, Inc., an affiliate of Chase Capital Partners, since March 1991. Chase Capital Partners and Chemical Investments, Inc. are affiliates of Chase Manhattan Corporation. Chemical Investments, Inc. is a stockholder of the Company. Mr. Chavkin is a director of American Radio Systems, Bell Sports Corporation, and Wireless One, Inc.

   Macko A.E. Laqueur, age 52, has been a director of the Company since December 1997 and was a director of R&B from April 1995 until the Merger. Since 1980, Mr. Laqueur has been a senior partner and one of the two founders of Venture Capital Investors, a private investment company located in Amsterdam, The Netherlands. Mr. Laqueur holds board positions with Thermae Holding, a large resort owner and operator, and with Sanadome
Holding N.V., a medical spa facility. Mr. Laqueur and Venture Capital Investors have interests in a large number of companies involved in the offshore industry owning service, supply and heavy lift vessels. Mr. Laqueur is one of the controlling persons of Workships Intermediaries, N.V., a stockholder of the Company.

   Mr. Ziegler, age 55, has been a director of the Company since December 1997 and was a director of Falcon from 1991 until the Merger. Mr. Ziegler is a partner of the law firm of Parson & Brown, LLP, which acts as counsel to the Company. Prior to joining Parson & Brown, LLP, in May 1994, Mr. Ziegler was a partner in the law firm of Whitman Breed Abbott & Morgan and a predecessor firm for more than the preceding five years, which firms acted as counsel to the Company. Mr. Ziegler is a director of Grey Wolf, Inc.; Geokinetics, Inc.; Ponder Industries, Inc.; and Flotek Industries, Inc.

Continuing Directors - terms expire in 2000 (Class III Directors):

   Purnendu Chatterjee, age 47, has been a director of the Company since December 1997 and was a director of Falcon from 1993 until the Merger. Dr. Chatterjee is an investor in public and private companies and has been associated with the George Soros organization for more than the past five years. A corporation controlled by Dr. Chatterjee is the general partner of a limited partnership that is the Company's largest stockholder. Dr. Chatterjee is a director of Indigo N.V. and Geotek Communications, Inc.

   Charles A. Donabedian, age 55, has been a director of the Company since December 1997 and was a director of R&B from 1989 until the Merger. Since 1990, Mr. Donabedian has been Chairman and Chief Executive Officer of Triad Partners, Inc., which provides product development, marketing and sales consulting and services to the financial service industry. Since May 1992, Mr. Donabedian has also been Chairman and Chief Executive Officer of Winston Financial Incorporated (formerly Winston Midwest Marketing, Inc.), which provides product development, marketing and sales consulting and services to the financial services industry; Winston Advisors, Inc. (of which Mr. Donabedian is also a director) which provides financial advice for individuals and small companies; and Winston Brokerage, Inc., a broker/dealer.

   Paul B. Loyd, Jr., age 51, has been a director of the Company since July 1997 and Chairman of the Board since January 6, 1998. Mr. Loyd was Chief Executive Officer and Chairman of the Board of R&B from 1991 until the Merger. Mr. Loyd has been President of Loyd & Associates, Inc., a financial consulting firm, since 1989. Mr. Loyd is a director of Wainoco Oil Corporation.

   Steven A. Webster, age 46, has been Chief Executive Officer and a director of the Company since its organization in July 1997. Mr. Webster has served as Chief Executive Officer and Chairman of the Board of Falcon since its formation in 1991. He serves as a director of Grey Wolf, Inc.; Carrizo Oil & Gas, Inc.; Ponder Industries, Inc.; Geokinetics, Inc.; and Crown Resources Corporation. Mr. Webster also serves as a trust manager of Camden Property Trust.

Company Board Meetings and Committees

   The Company was organized in July 1997 for the purpose of effecting the Merger, which became effective on December 31, 1997. The Board of Directors of the Company did not hold any meetings during 1997, but executed two unanimous written consents.

   Prior to January 6, 1998, there were no committees of the Board of Directors of the Company. On that date, the Board established an Audit Committee and a Compensation Committee. Messrs. Chavkin, Hamilton and Ziegler were appointed to the Audit Committee, with Mr. Ziegler named as Chairman. Messrs. Chatterjee, Donabedian and Sandmeyer were appointed to the Compensation Committee, with Mr. Donabedian named as Chairman.

   The Audit Committee reviews the financial statements and the internal financial reporting systems and controls of the Company with the Company's management and independent auditors, recommends resolutions for any dispute between the Company's management and its auditors, and reviews other matters relating to the relationship of the Company with its auditors.

   The  Compensation  Committee  makes  recommendations  to  the  Board  of
Directors regarding the Company's executive compensation policies, administers the Company's stock option plans, and administers the Company's pension and ERISA plans.

  The Board of Directors currently has no nominating committee or committee performing a similar function.

  Falcon Board Meetings and Committees

   The board of directors of Falcon held six meetings during 1997. In addition, during 1997 the board of Falcon executed nine unanimous written consents. During 1997, all directors of Falcon attended at least 75 percent of the meetings of the board, except Purnendu Chatterjee missed three meetings.

  The Falcon audit committee during 1997 consisted of Douglas A.P. Hamilton and Kenneth Hannan. The Falcon audit committee did not meet during 1997.

   The compensation committee of Falcon during 1997 consisted of Purnendu Chatterjee and William R. Ziegler. During 1997, the Falcon compensation committee did not meet, but executed one written consent.

       R&B Board Meetings and Committees

        The board of directors of R&B held six meetings during 1997. In addition, during 1997 the R&B board executed three unanimous written consents. During 1997, all directors of R&B attended at least 75 percent of the meetings of the board, except J.W. McLean missed two meetings.

        The R&B audit committee held one meeting during 1997, and consisted of A.L. Chavkin, C.A. Donabedian, T. Kalborg, M.A.E. Laqueur, J.W. McLean, and R.L. Sandmeyer. All members of the committee attended this meeting.

        During 1997, the R&B compensation committee consisted of C.A. Donabedian, J.W. McLean and R.L Sandmeyer. During 1997, the R&B compensation committee met six times. During 1997, all members of the R&B compensation committee attended at least 75 percent of the meetings of the committee.

       Compensation of Directors

         During 1998, each non-employee director of the Company will be entitled to a fee of $9,000 per calendar quarter, plus $2,500 for each meeting attended by that director. In addition, each director who is a member of a committee of the board will receive $3,000 for each committee on which he serves, and $4,000 for each committee of which he is chairman. The Company will reimburse its directors for travel, lodging and related expenses incurred attending board and committee meetings.

        During 1997, each non-employee director of Falcon was entitled to a fee of $5,000 per calendar quarter, conditioned upon attending all meetings held during such quarter, and was entitled to reimbursement of reasonable traveling and other expenses incurred in attending any meeting of the Board of Directors.

        During 1997, each non-employee director of R&B was paid a fee of $18,000 per year ($4,500 per quarter). Mr. Loyd was paid a fee of NOK
150,000 per annum ($21,246 at exchange rates prevailing at the time of payment) for serving as Chairman and a member of the board of directors of Arcade Drilling AS, a majority-owned subsidiary of R&B. R&B paid each director an additional fee of $500 ($400 for telephonic attendance) for each meeting attended by that director. In addition, each non-employee director was paid for attending each committee meeting at the rate of $700 ($600 for telephonic attendance) for committee chairmen and $500 ($400 for telephonic attendance) for other committee members. R&B also reimbursed its directors for travel, lodging and related expenses incurred attending board and committee meetings. Non-employee directors who are not executive officers of R&B were provided life insurance coverage. No other benefits under the R&B's employee benefit plans were payable to or on behalf of these directors.

       In 1995, each of the non-employee directors of R&B received an award of stock options with respect to 15,000 shares of R&B's common stock at an exercise price of $7.375 per share. As a result of the Merger, each unexercised option was converted into an option to acquire 1.18 shares of Common Stock of the Company at an exercise price of $6.25 per share. The options expire ten years from the date of grant. All of the options were fully vested at the time of the grant, except for those of Macko A.E. Laqueur. Mr. Laqueur's options were to vest one-third on each subsequent anniversary of the grant, but by their terms became fully vested upon the Merger.

        On December 3, 1996, each of the six non-employee directors of R&B received an award of 9,000 shares of restricted common stock of R&B. Under the terms of the plan, 33 1/3% of the shares of each award were to vest on each of January 1 of 1998, 1999 and 2000. However, in accordance with the "change in control" provisions of the plan, the restrictions were removed, effective December 31, 1997, as a result of the Merger. In the Merger, each of these shares was converted to 1.18 shares of Common Stock of the Company.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the shares of Common Stock (the only class of outstanding capital stock of the Company) owned of record and beneficially as of March 27, 1998, by (i) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of such class of stock, (ii) each current director of the Company, (iii) each executive officer of Falcon and R&B named in the Summary Compensation Tables included elsewhere herein, and
(iv) all directors and executive officers of the Company as a group:


                                                  Common Stock(1)
                                        ----------------------------------
                                            Number              Percentage
                                              of                of Common
Name                                        Shares             Stock Owned
----                                    -------------          -----------
Purnendu Chatterjee . . . . . . . .     19,422,056(2)              11.76%
  888 Seventh Avenue
  Suite 3000
  New York, NY   10106

Arnold L. Chavkin . . . . . . . . .         28,320(3)(4)             *

Charles A. Donabedian . . . . . . .         15,786(4)                *

FMR Corporation . . . . . . . . . .     12,657,824(1)               7.67%
  82 Devonshire Street
  Boston, MA.  02109-3614

Robert F. Fulton  . . . . . . . . .        140,000(5)                *

Douglas A.P. Hamilton . . . . . . .        316,140                   *

Wayne K. Hillin . . . . . . . . . .         38,386                   *

Macko A.E. Laqueur  . . . . . . . .        386,058(4)(6)             *

Paul B. Loyd  . . . . . . . . . . .      1,179,767(7)                *

Leighton E. Moss  . . . . . . . . .         26,668                   *

Tim W. Nagle  . . . . . . . . . . .        194,642(8)                *

Charles R. Ofner  . . . . . . . . .         99,145(9)                *

Michael E. Porter . . . . . . . . .         25,000                   *

Robert H. Reeves  . . . . . . . . .         60,000(10)               *

Robert L. Sandmeyer . . . . . . . .          9,579                   *

S-C Rig Investments, L.P. . . . . .     18,360,786                 11.12%
  888 Seventh Avenue, Suite 3000
  New York, NY   10106

Bernie W. Stewart . . . . . . . . .         60,000(11)               *

Steven A. Webster . . . . . . . . .      5,454,920(12)              3.3%

William R. Ziegler  . . . . . . . .      3,842,600(13)              2.3%

Current Executive officers and directors
  of the Company
  as a group (17 persons) . . . . .     27,626,558(14)             16.5%

_________________
  * Less than one percent.
(1) Based upon a total of 165,119,387 shares of Common Stock outstanding, plus, with respect to the person(s) whose percentage is stated, any shares not outstanding that are deemed beneficially owned by such person(s). As explained in the footnotes to this table, certain shares are deemed beneficially owned by more than one person or entity listed in the table. Shares reflected as owned by FMR Corporation are based upon its Schedule 13F dated February 18, 1998 (which schedule reflects its holdings of Falcon common stock and R&B common stock as of December 31, 1997), as adjusted to reflect the Merger.

(2) Includes (i) 18,360,786 shares of Common Stock beneficially owned by S -C Rig Investments, L.P., the sole general partner of which is S-C Rig Co., a company owned and controlled by Dr. Chatterjee, (ii) 250,000 shares owned by the Chatterjee Charitable Foundation, (iii) 48,830 shares owned by S-C Rig Co., and (iv) 24,454 shares owned by Furzedown Trading Limited.

(3) Mr. Chavkin is President of Chemical Investments, Inc. ("Chemical"), an affiliate of Chase Capital Partners and Chase Manhattan Corporation. Chemical held 656,444 shares of Common Stock as of March 27, 1998. No beneficial ownership amount is included in the table for Mr. Chavkin with respect to Chemical's ownership of the Common Stock and beneficial ownership is disclaimed by Mr. Chavkin.

(4) The number set forth in the table includes options to purchase 17,700 shares of Common Stock of R&B at a price of $6.25 per share held by each of Messrs. Chavkin and Laqueur and 5,900 such options held by Mr. Donabedian. These represent options that were granted to those individuals pursuant to R&B's 1995 Director Stock Option Plan. These options were assumed by the Company in the Merger.

(5) Represents 140,000 shares issuable to Mr. Fulton upon the exercise of vested stock options.

(6) The shares listed for Mr. Laqueur include those beneficially owned by him through his control of Workships Intermediaries N.B., a stock-holder of the Company.

(7) Includes (i) 1,891 shares owned by Greenwing Investments, Inc., which is controlled by Mr. Loyd and as to which Mr. Loyd may be deemed to have voting and dispositive power and (ii) vested options with respect to 1,062,000 shares.

(8) Includes 177,000 shares issuable to Mr. Nagle upon exercise of vested options.

(9) Includes 70,800 shares issuable to Mr. Ofner upon exercise of vested options.

(10) Represents 60,000 shares issuable to Mr. Reeves upon the exercise of vested stock options.

(11) Includes 37,500 shares issuable to Mr. Stewart upon the exercise of vested stock options. Does not include 90,000 shares issuable upon the exercise of options that vest ratably on April 15 of 1999, 2000, and 2001.

(12) Includes (i) 885,000 shares in the name of Mr. Webster as voting trustee for Linda M. Webster, his spouse, (ii) 1,838,600 shares owned by FDI Marine, Inc., of which Mr. Webster is an officer and director and of which Linda Webster is a principal stockholder, (iii) 1,089,600 shares owned by Falcon Drilling Services, Inc., of which Mr. Webster is an officer and director and of which Linda Webster is a principal stockholder, (iv) 86,400 shares owned by Taladro Associates, of which Mr. Webster is a partner, (v) 559,800 shares owned by NFM Gulf Enterprises, Inc., of which Mr. Webster is an officer, director and principal stockholder, (vi) 70,650 shares owned by Cerrito
     Partners, 23,600 shares owned by Cerrito Investments Limited Partnership, 57,360 shares owned by Cerrito Investments I-A, L.P., and 11,880 shares owned by Webster Family Investors, all of which are investment partnerships of which Mr. Webster is the general partner or an officer of the general partner, and (vii) 217,700 shares issuable upon exercise of vested stock options.

(13) Includes (i) 1,838,600 shares owned by FDI Marine, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, (ii) 1,089,600 shares owned by Falcon Drilling Services, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, (iii) 86,400 shares owned by Taladro Associates, of which Mr. Ziegler is a partner, (iv) 559,800 shares owned by NFM Gulf Enterprises, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, and (v) 63,000 shares issuable upon exercise of vested stock options.

(14) See preceding notes. Includes 20,811 shares owned of record by an executive officer who is not named in the foregoing table and 7,080 shares issuable to such officer upon exercise of vested stock options.


                     EXECUTIVE OFFICERS OF THE COMPANY

   The following table sets forth certain information with respect to the executive officers of the Company as of March 27, 1998:

  Name               Age           Position
  ----               ---           --------
Paul B. Loyd, Jr.     51        Chairman of the Board
Steven A. Webster     46        Chief Executive Officer and President
Andrew Bakonyi        44        President of R&B
Bernie W. Stewart     53        President of Falcon
Robert F. Fulton      46        Executive Vice President
Tim W. Nagle          47        Executive Vice President
Wayne K. Hillin       56        Senior Vice President and Co-Counsel
Leighton E. Moss      47        Senior Vice President and Co-Counsel
Charles R. Ofner      52        Vice President
_____________

   Mr. Loyd has been a director of the Company since its organization in July 1997, and has been Chairman of the Board of the Company since January 6, 1998. From 1991 until the Merger, Mr. Loyd was Chief Executive Officer and Chairman of the Board of R&B.

   Mr. Webster, has been Chief Executive Officer, President and a director of the Company since its organization in July 1997. Since 1991, Mr. Webster has been Chairman of the Board and Chief Executive Officer of Falcon.

   Mr. Bakonyi has been President of the Company since January 1998. From December 1996 to December 1997, he was President of Reading & Bates
Drilling Co. For more than five years prior to that, Mr. Bakonyi was a Vice President of Reading & Bates Drilling Co.

   Mr. Stewart has been Chief Operating Officer of Falcon since April 1, 1996 and President of Falcon since January 1998. From 1993 until joining Falcon, Mr. Stewart was Chief Operating Officer for Hornbeck Offshore Services, Inc., an offshore supply boat operator, where he was responsible for overall supervision of that company's operations. From 1986 until 1993, he was President of Western Oceanics, Inc., an offshore drilling contractor.

  Mr. Fulton has been Executive Vice President of the Company since January 1998. Mr. Fulton has been Executive Vice President of Falcon since January 1, 1995. From 1991 until joining Falcon in 1995, Mr. Fulton served as an executive officer of Chiles Offshore Corporation, most recently as Senior Vice President and Chief Financial Officer.

  Mr. Nagle has been Executive Vice President of  the Company since January
1998.   Mr.  Nagle was Chief Financial Officer of R&B for  more  than  five years prior to that.

   Mr. Hillin has been Senior Vice President of the Company since January 1998. Mr. Hillin was Senior Vice President and General Counsel of R&B for more than five years prior to that.

   Mr. Moss has been Senior Vice President of the Company since January 1998. Mr. Moss has been Vice President and General Counsel of Falcon since January 1, 1996. From October 1995 until joining the Company, Mr. Moss was a member of the law firm of Gardere Wynne Sewell & Riggs, L.L.P. For five years prior to October 1995, Mr. Moss was a member of the law firm of Sewell & Riggs, P.C.

  Mr. Ofner has been Vice President of the Company since January 1998. Mr. Ofner was Vice President - Business Development of R&B for more than five years prior to that.

  Each officer of the Company may be removed from office at any time by the Board of Directors, subject to his rights under any applicable employment agreement. The Company has entered into employment agreements dated March 25, 1998 with each of its executive officers. The agreements provide for a three year term of employment, with an automatic one year extension implemented whenever the remaining term is two years. The contracts provide for such officers to receive a minimum annual base salary (Mr. Webster - $600,000; Mr. Loyd - $520,000; Mr. Nagle - $275,000; Mr. Fulton -
$240,000;  Mr.  Bakonyi - $240,000; Mr. Stewart - $240,000;  Mr.  Hillin  -
$225,000; Mr. Ofner - $212,000; Mr. Moss - $180,000), and to participate in the benefit plans and programs of the Company. The base salary is subject to increase in the discretion of the Company's Board, and may be decreased by the Board as part of a Company-wide salary reduction program. Each of such agreements provides that if the officer terminates his employment for good reason or during the 180-day period following a change of control of the Company, the Company will (a) make a lump sum payment to him of salary earned through the date of termination and a bonus based on the highest annual bonus paid to him during the preceding three-year period prorated in accordance with the period in the current year prior to the termination,
(b) make a lump sum payment to him equal to the sum of the highest annual base salary and highest annual bonus paid to the officer during the three-year period ending on the date of termination, times 3.75 (times five in the case of Mr. Loyd and times six in the case of Mr. Webster), and (c) continue to provide certain welfare plan and other benefits for the unexpired term of the agreement.

   For purposes of the employment agreements, "good-reason" includes (i) a change in the officer's position, authority, duties or responsibilities,
(ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld), and (iii) certain breaches of the agreement. A "change of control" for purposes of the agreements would occur if a person or group (other than (i) such officer,
(ii) the Company or any of its subsidiaries or affiliates, (iii) any person subject as of the date of the agreement to the reporting or filing requirements of Section 13(d) of the Exchange Act with respect to the securities of the company or any affiliates, (iv) any trustee or other fiduciary holding or owning securities under an employee benefit plan of the Company, (v) any underwriter temporarily holding or owning securities of the Company, or (vi) any corporation owned directly or indirectly by the current stockholders of the Company in substantially the same proportion as their then ownership of stock of the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities. A "change of control" for purposes of each agreement also occurs if a majority of the Company's Board of Directors ceases to be comprised of "Continuing Directors", defined as persons who were directors on March 25, 1998, or were nominated by a majority of the Board, where such majority was comprised only of Continuing Directors.

   The same benefits payable to each officer under the agreement if he terminates his employment for good reason or following a change of control would also be payable to him if the Company terminates his employment other than for cause (as defined in the agreement) or if he dies or becomes disabled under the terms of the agreement. "Cause" for purposes of the agreements includes (i) chronic alcoholism or substance abuse, (ii) a deliberate act of proven fraud by the executive having a material adverse impact on the Company, (iii) a deliberate and continuing failure by the executive to comply with laws and regulations having a material adverse impact on the Company, or (iv) conviction of the executive of a felony.

  The agreements provide that if any payment to one of the covered officers will be subject to any excise tax under Section 4999 of the Internal Revenue Code (the "Code"), a "gross-up" payment would be made to place the officer in the same net after-tax position as would have been the case if no excise tax had been payable.

                          EXECUTIVE COMPENSATION

Compensation of Executive Officers

   R&B Falcon Corporation did not pay any salaries or other compensation during 1997. The following tables set forth the compensation paid for the periods indicated to (i) the chief executive officer and the other four most highly compensated executive officers of Falcon (the "Falcon Named Officers") and (ii) the chief executive officer and the other four most highly compensated executive officers of R&B (the "R&B Named Officers").

                       Falcon Drilling Company, Inc.
                        Summary Compensation Table

                                                 Long-Term
                                                Compensation
                      Annual Compensation       ------------
                   ---------------------------  Stock Option        All
Name and Principal                                Grants           Other
Position           Year Salary($)  Bonus($)(1) # of Shares(2)  Compensation($)
-------            ---- ---------  ----------- --------------  ---------------
Steven A. Webster  1997  579,191     500,000        0             3,700(3)
 Chief Executive   1996  350,000     300,000        0             1,646(3)
 Officer           1995  350,000     250,000     200,000            969(3)

Bernie W. Stewart  1997  236,705     120,000        0             6,677(5)
 Chief Operating   1996  150,000(4)   75,000(4)  150,000            778(5)
 Officer           1995     0           0           0                0

Robert F. Fulton   1997  193,352     120,000        0             6,418(6)
 Executive Vice    1996  172,500      75,000        0             5,175(6)
 President         1995  160,000      50,000     180,000          2,851(6)

Robert H. Reeves   1997  176,548      50,000        0             6,172(7)
 Executive Vice    1996  160,417      40,000        0             5,305(7)
 President         1995  150,000      20,000     150,000          5,498(7)

Leighton E. Moss   1997  148,347      90,000        0             5,153(8)
 Vice President    1996  130,012      65,000      40,000          4,003(8)
 and General       1995     0           0           0                0
 Counsel
______________________

(1) Represents annual bonus award earned for the fiscal year noted, even if such bonus was paid in the following fiscal year.

(2)  Reflects two-for-one split of Falcon common stock in July 1997.

(3)  Represents:  life insurance premiums paid by the Company.

(4)  Mr. Stewart's employment commenced April 1, 1996.

(5) Represents: life insurance premiums paid by the Company of $778 for 1996 and $1,527 for 1997; and 401(k) plan matching contributions of $5,150 for 1997.

(6)  Represents:   life  insurance premiums paid by the  Company  of  $451,
     $1,162, and $1,293 for 1995, 1996 and 1997 respectively; and 401(k) plan matching contributions of $2,400, $4,013 and $5,125 for 1995, 1996 and 1997, respectively.

(7) Represents: life insurance premiums paid by the Company of $2,415, $1,087 and $1,188 for 1995, 1996, and 1997, respectively and 401(k)
     plan matching contributions of $3,083, $4,218 and $4,984 for 1995, 1996 and 1997, respectively.

(8) Represents: life insurance premiums paid by the Company of $753 for 1996 and $1,003 for 1997; and 401(k) plan matching contributions of $3,250 for 1996 and $4,150 for 1997.

                        Reading & Bates Corporation
                        Summary Compensation Table

                                          Long-Term Compensation
                                          ----------------------
                                                       Stock
                   Annual Compensation    Restricted   Option         All
                  -----------------------   Stock      Grants        Other
Name and Principal                Bonus     Awards      # of      Compensation
Position          Year Salary($)  ($)(1)    ($)(2)    Shares(3)     ($)(4)
--------          ---- -------- ---------  ---------  ---------   ------------
Paul B. Loyd, Jr. 1997  520,000 1,040,000       0          0       5,926,281
 Chief Executive  1996  450,000   450,000  2,123,437       0          27,716
 Officer          1995  400,000   250,000       0       900,000       28,429

Tim W. Nagle      1997  275,000   302,500       0          0       2,197,407
 Executive Vice   1996  240,000   120,000       0       150,000        4,750
 President        1995  200,000    75,000    277,500       0           4,620

Wayne K. Hillin   1997  225,000   247,500       0          0       1,798,929
 Senior Vice      1996  205,000   102,000    254,812       0           4,750
 President        1995  190,000    50,000    263,625       0           4,620
 and General
 Counsel

Charles R. Ofner  1997  212,000   325,200       0          0       1,695,321
  Executive Vice  1996  185,000    92,000    254,812       0           4,750
  President       1995  170,000    50,000    235,875       0           4,620

Don L. McIntire   1997  141,000   155,100       0          0       1,129,500
  Executive Vice  1996  129,000    45,000    147,225       0            0
  President       1995  120,000    20,000    166,500       0            0
_________________
(1) Represents annual bonus award earned for the fiscal year noted.

(2) On December 3, 1996, R&B granted a restricted stock award of 75,000, 9,000, 9,000 and 5,200 shares of common stock of R&B to Messrs. Loyd, Hillin, Ofner and McIntire, respectively. The shares were issued under the R&B 1995 Long-Term Incentive Plan and were restricted as to transfer until fully vested three years from the date of grant. On December 5, 1995, R&B granted a restricted stock award of 20,000, 19,000, 17,000 and 12,000 shares of common stock of R&B to Messrs. Nagle, Hillin, Ofner and McIntire, respectively. The shares were issued under the R&B 1995 Long-Term Incentive Plan and were restricted as to transfer until fully vested three years from the date of grant. On April 1, 1992, R&B granted a restricted stock award of 120,000 shares of R&B common stock to Mr. Paul B. Loyd, Jr. The shares were issued under the R&B 1992 Long-Term Incentive Plan. Restrictions as to one/twenty-fourth (1/24th) of the shares were to lapse each three months thereafter. The foregoing stock awards entitled the beneficiaries to all rights as a stockholder from the date of grant (including the right to receive dividends when, as and if declared) other than the right to transfer the shares. The amounts shown for all awards reflect the value of the awards based on the market price on the date of grant. In accordance with the "change in control" provisions of the R&B 1995 Long-Term Incentive Plan and the R&B 1992 Long-Term Incentive Plan, the restrictions on all of the above restricted stock awards were removed, effective December 31, 1997, as a result of the Merger. In the Merger, each share of R&B stock that was awarded, as described above, was converted into 1.18 shares of the Company.

(3) The stock options awarded in 1995 to Mr. Loyd represent stock options awarded pursuant to the R&B 1995 Long-Term Incentive Plan and the R&B 1992 Long-Term Incentive Plan. The stock options awarded in 1996 to Mr. Nagle represent stock options awarded pursuant to the R&B 1995 Long-Term Incentive Plan. As a result of the Merger, (i) the options reflected for Mr. Loyd were converted to options to acquire 1,062,000 shares of Common Stock of the Company at a price of $11.759 per share,
    (ii) the options granted to Mr. Nagle were converted to options to acquire 177,000 shares of Common Stock of the Company at a price of $23.729 per share, and (iii) such options became fully vested.

(4) The All Other Compensation column includes (i) 401(k) plan Company matching contributions, (ii) life insurance premiums paid by the
    Company, (iii) vacation pay, (iv) termination benefits of $5,850,000 paid in 1997 to Mr. Loyd, which amount included $290,082 and $226,338 that had been accrued by the Company in 1996 and 1995, respectively (See "R&B Employment Contracts and Change-in-Control Arrangements"),
    (v) termination benefits in 1997 of  $2,165,625, $1,771,875, $1,669,500 and $1,110,375 for Messrs. Nagle, Hillin, Ofner and McIntire, respectively (see "R&B Employment Contracts and Change in Control Arrangements"), and (vi) in the case of Mr. Loyd, NOK 150,000 per annum for serving as Chairman and a member of the board of directors of Arcade Drilling AS, a majority-owned subsidiary of the Company (amounts shown in the table reflect exchange rates prevailing during each such year).

Options Granted and Options Exercised in the Last Fiscal Year

   The following tables set forth information regarding stock options granted to and exercised by the Falcon Named Officers and the R&B Named Officers during 1997, as well as options held by such persons as of
December 31, 1997, the last day of each of Falcon's and R&B's last fiscal year. With respect to the Falcon Named Officers, the options were granted under Falcon's option plans, and to the extent exercised, were exercised for shares of Falcon common stock. With respect to the R&B Named Officers, the options were granted under R&B's option plans and, to the extent exercised, were exercised for shares of R&B common stock. All options of Falcon and R&B outstanding at the Merger were assumed by the Company and are exercisable for shares of Common Stock of the Company. All share amounts have been adjusted to reflect the Merger and the conversion ratios at which shares of Falcon and R&B were exchanged for Common Stock of the Company, and the adjusted exercise prices for such options.


                 Falcon Option Grants in Last Fiscal Year

   The only options granted to a Falcon Named Officer during 1997 were subsequently rescinded in that year.

                   R&B Option Grants In Last Fiscal Year

   The only options granted to a R&B Named Officer during 1997 were subsequently rescinded in that year.

              Falcon Option Exercises in Last Fiscal Year and
                       Fiscal Year-End Option Values

                                       Number of               Value of
                                Securities Underlying     Unexercised in-the-
             Shares              Unexercised Options       Money Options at
            Acquired              at Fiscal Year-End    Fiscal Year End ($)(3)
               on      Value   ----------------------- -----------------------
            Exercise  Realized             Un-                     Un-
Name        (#)(1)    ($)(2)   Exercisable exercisable Exercisable exercisable
----        -------  --------- ----------- ----------- ----------- -----------
Steven A.
  Webster   214,800  5,053,170   140,732     66,668     4,081,228   1,933,372

Bernie
  Stewart    22,500    288,956     7,500    120,000       190,068   3,041,100

Robert F.
  Fulton     40,000    565,000    80,000     60,000     2,405,000   1,803,750

Robert H.
  Reeves     40,000    627,400    60,000       0        1,803,750       0

Leighton E.
  Moss       13,332    312,469      0        13,336          0       386,774
_____________
(1)  Adjusted to reflect two-for-one split of Falcon common stock  in  July
     1997.

(2) These values were computed based on the difference between the exercise price and the closing price of Falcon common stock on the date of exercise.

(3) These values were computed based on the difference between the exercise price and an assumed common stock value of $35.0625 per share, which was the closing price of Falcon common stock on the NYSE on December 31, 1997. The Common Stock of the Company did not begin trading until January 2, 1998. The Falcon common stock price is used as the basis for valuation since it was converted into Company Common Stock on a one-for-one basis after close of the NYSE on December 31, 1997, and each option to purchase a share of Falcon common stock was converted into an option to acquire one share of the Company, at the same exercise price.

               R&B Option Exercises in Last Fiscal Year and
                     Fiscal Year-End Option Values(1)

                                      Number of               Value of
                                Securities Underlying    Unexercised in-the-
              Shares             Unexercised Options       Money Options at
             Acquired            at Fiscal Year-End     Fiscal Year End ($)(2)
                on     Value   ----------------------- -----------------------
             Exercise Realized             Un-                     Un-
Name            (#)     ($)    Exercisable exercisable Exercisable exercisable
----         -------- -------- ----------- ----------- ----------- -----------
Paul B.
  Loyd, Jr      0      0        1,062,000         0     25,199,136       0

Tim W.
  Nagle         0      0          177,000         0      2,081,166       0

Wayne K.
  Hillin        0      0             0            0           0          0

Charles R.
  Ofner         0      0           70,800         0      2,069,980       0

Don L.
  McIntire      0      0             0            0           0          0
_____________
(1) Adjusted to reflect the Merger, wherein each option to acquire one share of R&B common stock was converted to an option to purchase 1.18 shares of common stock of the Company, and the exercise price proportionately adjusted.

(2) These  values  were  computed  based  on  the  difference  between  the exercise price and an adjusted common stock value of $35.487 per share. The adjusted value is the closing price of R&B common stock on the NYSE December 31, 1997 ($ 41.875) divided by 1.18. The Common Stock of the Company did not begin trading until January 2, 1998. The adjusted R&B common stock price is used as the basis for valuation since each share of R&B common stock was converted into 1.18 shares of Common Stock of the Company after close of the NYSE on December 31, 1997.

Compensation Committee Interlocks and Insider Participation

The Company. The Company did not have a Compensation Committee during 1997. Mr. Donabedian was appointed chairman of the Company's Compensation Committee in January 1998. During 1997, a company affiliated with Mr. Donabedian provided consulting services to R&B regarding employee compensation matters. It is expected such company will provide similar services to the Company in 1998. The amounts paid by R&B during 1997 did not exceed $20,000 in the aggregate. It is not known what amounts will be paid by the Company for these services in 1998.

Falcon. The members of the Falcon Compensation Committee during 1997 were Dr. Purnendu Chatterjee and William R. Ziegler. Each member of the Falcon Compensation Committee was a non-employee director. No member of the Falcon Compensation Committee was an employee or compensated officer of Falcon or any of its subsidiaries (although Mr. Ziegler, in the past, served as an unpaid officer of certain subsidiaries of Falcon). During 1997, no executive officer of Falcon served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Falcon Compensation Committee, (ii) the board of directors of another entity, one of whose executive officers served on the Falcon Compensation Committee or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of Falcon's board of directors.

R&B. The members of the R&B Compensation Committee during 1997 were Charles A. Donabedian, J. W. McLean, and Robert L. Sandmeyer. Each member of the R&B Compensation Committee was a non-employee director. No member of the R&B Compensation Committee was an officer or employee of R&B or any of its subsidiaries. During 1997, no executive officer of R&B served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the R&B Compensation Committee, (ii) the board of directors of another entity, one of whose executive officers served on the R&B Compensation Committee or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the R&B board of directors.


Transactions with Related Parties

    See "Compensation Committee Interlocks and Insider Participation" regarding payments made by R&B in 1997, and anticipated to be made by the Company in 1998, to an entity affiliated with Charles Donabedian, a director of the Company. In addition, the Company has engaged Dr. Michael Porter, a director of the Company, to make presentations during 1998 to groups of executives of customers of the Company. The Company anticipates that payments to Dr. Porter for these presentations will, in the aggregate, exceed $60,000.


   FALCON BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following Report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

   The Compensation Committee of the Board of Directors of Falcon (the "Falcon Committee") consisted of two independent, non-employee directors during 1997. Effective with the business combination of Falcon and Reading & Bates on December 31, 1997 (the "Merger"), Falcon ceased to have a compensation committee. The Falcon Committee's responsibilities during 1997 included: reviewing the performance and determining the compensation levels of the Chief Executive Officer of the Company (the "CEO"); reviewing and approving the CEO's recommendations with respect to the base salary and bonus components of the compensation packages for all executive officers (other than the CEO); and reviewing and approving the CEO's recommendations regarding stock option grants to other executive officers and employees. The 1997 base salaries of executive officers were approved by the Falcon Board of Directors in the first quarter of 1997. Incentive bonuses to executive officers in respect of 1996 performance were approved by the Falcon Board in the first quarter of 1997 and paid during that quarter. Historically, the Falcon Committee or the Falcon Board determined bonuses for executive officers in the first quarter of each year, with respect to prior year's performance. As a result of the Merger, the undersigned ceased to be members of the Falcon Board and the Falcon Committee on December 31, 1997. Accordingly, the Falcon Committee did not participate in the determination of bonuses paid to Falcon executive officers with respect to 1997.

  The objectives of Falcon's compensation program included the facilitation of Falcon's ability to attract, retain and motivate highly qualified employees at all levels (in particular, the executive talent needed to maximize stockholder value), the alignment of executive officers' interest with the success of the Company, and the facilitation of the achievement of Falcon's performance objectives. In furtherance of these goals, Falcon's executive compensation program was structured to provide competitive levels of salary and total compensation while at the same time closely tying executive compensation to individual and company performance.

1997 Falcon Executive Officer Compensation

   Compensation for Falcon's executive officers has consisted of four principal elements: (i) base salary, (ii) incentive bonuses, (iii) stock-based incentives, and (iv) other benefits generally available to all employees of the Company, such as health plans, pension plans and retirement plans.

   Base Salary. Base salaries are designed to help attract and retain key management talent. Base salaries, whether pursuant to an employment agreement or otherwise, are derived in part from salary range guidelines developed  by  the  CEO based upon review of salaries paid  for  comparable positions by other companies in the marine contract drilling industry. Internal job values, as determined by the CEO and other senior management, and the general state of the economy in Falcon's industry are also considered in determining salary ranges. The CEO's recommendations to the Falcon Committee as to 1997 base salaries for executive officers were (subject to minimum levels contained in any applicable employment contract) based upon the individual's performance, any change in the scope of responsibilities, and the individual's seniority and experience, in addition to consideration of industry salary ranges. The Falcon Committee, after consideration of the CEO's recommendations as well as Falcon's overall performance and the Falcon Committee members' subjective judgments about the appropriate salary levels to motivate and reward individual executives, approved the CEO's recommendations for 1997 base salary of each executive officer and recommended to the Falcon Board that such base salaries be adopted.

   Incentive Bonuses. Discretionary annual bonus awards are generally a significant part of total compensation for Falcon's senior executive officers. The goal of annual bonuses is to drive performance, motivate executive officers and reward exceptional performance. The CEO's recommendations to the Falcon Committee as to 1997 incentive bonus payments to executive officers were based upon individual performance, the overall performance Falcon and, to the extent relevant, the performance of the executive's division. In January 1997 the Falcon Committee made its determination as to incentive bonus payments to executive officers for 1996 performance after consideration of the Company's overall performance, the Falcon Committee members' subjective judgments about the appropriate bonus levels to motivate and reward individual executives, and their review of the recommendations of the CEO, but no overall ranking of the various factors was applied. Due to the Merger, as stated above, the Falcon Committee did not take part in the consideration of the incentive bonuses granted to Falcon executive officers in 1998 with respect to their performance in 1997.

   Stock-Based Incentives. Stock option awards and restricted stock grants under Falcon's stock option plans were designed to align the interests of stockholders with those of executive officers, outside directors and other key employees of Falcon and were, for the most part, granted to key executives who were in a position to make a substantial contribution to the long-term success of Falcon. Falcon's general policy (subject to individual exceptions to reward exceptional performance and contribution to Falcon) was that an executive officer, outside director, or key employee will be entitled only to a single stock option grant. Therefore, in making stock option awards generally, Falcon considered the number of options previously granted to each executive in order to determine whether the total number of shares covered by all outstanding option awards adequately reflected the executive's overall contribution to Falcon and importance to the future success and profitability of Falcon. Awards and grants are also important in retaining the services of valued employees. The recent upturn in the contract drilling industry has resulted in a shortage of qualified personnel. The Falcon Committee believed that stock options provide a valuable tool in the hiring and retention. During the first half of 1997, Falcon granted stock options to approximately forty employees, including two of its executive officers. However, in order to have the Merger treated as a "pooling of interests" for accounting purposes, Falcon was required to rescind these options in November 1997.

   Other Compensation. Other elements of compensation to Falcon executive officers included participation in a company-wide medical and insurance benefits plan, and the ability to defer compensation pursuant to a 401(k) plan.

1997 Compensation of Falcon Chief Executive Officer

   Steven A. Webster was the Chief Executive Officer of Falcon during 1997. Mr. Webster was employed under a three year employment contract that became effective January 30, 1995. Under the terms of the employment contract, Mr. Webster was entitled to a minimum base salary of $350,000 a year, subject to increase at the sole discretion of the Falcon Board. Based upon the Board's review of comparable CEO compensation in the Company's industry, as well as Mr. Webster's performance during prior years, the Board determined to pay Mr. Webster a base salary for 1997 at a rate of $600,000 per annum. Because Mr. Webster's salary increase was not put into effect until after January 1, 1997, the actual total base salary paid to Mr. Webster during 1997 was $579,191. Mr. Webster did not participate in the Board's vote regarding his salary for 1997. As a result of the Merger, as stated above, the Falcon Committee did not take part in the consideration of the incentive bonus paid to Mr. Webster in 1998 in respect of his performance in 1997.

Tax Considerations

  The Falcon Committee considered the potential impact of section 162(m) of the Internal Revenue Code of 1986, as amended, and the proposed regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the five most highly compensated executive officers, subject to certain exceptions. Falcon's policy was to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Falcon Committee believed that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to Falcon's success. Consequently, the Falcon Committee recognized that the loss of a tax deduction could be necessary in some circumstances.

                                        PURNENDU CHATTERJEE
                                        WILLIAM R. ZIEGLER


1997 Bonus Payments to Falcon Executive Officers

   The bonus payments to the Falcon Named Officers for 1997 were determined by Mr. Steven A. Webster, Chief Executive Officer of both the Company and Falcon and the sole director of Falcon following the Merger. With respect to all bonus payments except the bonus payment to Mr. Webster, such bonus payments were determined solely by Mr. Webster. With respect to the bonus paid to Mr. Webster, Mr. Webster sought and received the concurrence of the Company's Compensation Committee that such bonus was appropriate.

Falcon Performance Graph

   The following graph sets forth Falcon's total cumulative stockholder return as compared to the CRSP Total Return Index for the NASDAQ Stock
Market (the "NASDAQ Index") and the Simmons & Company International Offshore Drillers Index (the "SCI Index"), for the period July 28, 1995 (the date of Falcon's initial public offering) through December 31, 1997.

   The SCI Index is comprised of Falcon; Arethusa (Offshore) Ltd (through March, 1996); Atwood Oceanics, Inc.; Cliffs Drilling Company; Dual Drilling Company (through March, 1996); Ensco International, Inc.; Global Marine, Inc.; Noble Drilling Corporation; Pride International, Inc. (since September 1997); Reading & Bates Corporation; Rowan Companies, Inc.; Santa Fe International Corporation (since June 1997); Smedvig A/S (since February
1997) and Sonat Offshore Drilling, Inc.

   Total stockholder return assumes $100 vested at the beginning of the period in the common stock of Falcon, the stocks represented in the NASDAQ Index and the stocks represented in the SCI Index, respectively. Total return also assumes reinvestment of dividends; Falcon has never paid dividends on its common stock.

  [Falcon's performance graph appears here.  See table below for data.]

   Historical stock price performance should not be relied upon as indicative of future stock price performance.

  The following table shows the values that are displayed on the graph:

                  7/28/95     1995     1996     1997
                  -------     ----     ----     ----
  Falcon           $100       $151     $395     $702
  SCI Index        $100       $140     $333     $750
  NASDAQ Index     $100       $105     $129     $159

Falcon Employment Agreements

   During 1997, Falcon and Steven A. Webster were parties to an employment agreement dated January 30, 1995, pursuant to which Mr. Webster was entitled to receive an annual salary of not less than $350,000 for each year during the three-year term of the contract. In addition to annual salary, Mr. Webster may receive, at the sole discretion of the Falcon Board, incentive bonuses. The agreement also provided for the grant by Falcon to Mr. Webster of options to acquire shares of Falcon common stock, at an exercise price equal to the fair market value of such stock on the date of grant, and in an amount to be determined by the Falcon Compensation Committee and approved by the Falcon Board in its sole discretion. Pursuant to this provision, in January 1996 Mr. Webster was awarded options to acquire 200,000 shares of Falcon common stock at its then market value of $6.06 per share (after adjustment to reflect Falcon's two for one stock split in July 1997). Any termination of Mr. Webster's employment without cause or his resignation in certain circumstances, including a change of control of the company, entitled Mr. Webster to the payment of the greater of his annual salary for the number of full months remaining under the term of the employment agreement or his annual salary for a period of 24 months (36 months in the event of a change of control), in each case, together with all unpaid incentive bonus amounts accrued to the date of termination. The agreement provided that if Falcon terminated Mr. Webster's employment at any time following the term of the agreement, Mr. Webster would be entitled to receive a lump sum payment equal to 150% of his annual salary then in effect at severance.

   Falcon and Bernie W. Stewart entered into an employment agreement dated April 1, 1996, pursuant to which Mr. Stewart was entitled to receive an annual salary of not less that $200,000 for each year during the two-year term of the contract. In addition to annual salary, Mr. Stewart is eligible for an annual incentive bonus at the discretion of the Board of Directors of the company with respect to the fiscal years ending December 31, 1997 and December 31, 1998. In addition, such agreement provided for the grant to Mr. Stewart of options to purchase 150,000 shares of common stock of Falcon at $9.72 per share (after adjustment to reflect Falcon's two-for-one stock split in July 1997), which options vest ratably over five years.

   Falcon and Robert H. Reeves, Jr. are parties to an employment agreement which was dated and commenced May 1, 1997, and which expires December 31, 1998. Pursuant to the contract Mr. Reeves is entitled to receive an annual salary of not less than $175,000. In addition to annual salary, Mr. Reeves is eligible for an annual incentive bonus at the discretion of the Falcon Board.

Falcon Transactions with Related Parties

   During 1997, Falcon leased crewboats, tugboats, supply barges and other vessels from various entities owned or controlled by Robert H. Reeves, Jr. and Charles E. Reeves, officers of Falcon. Aggregate payments to these entities in 1997 were $939,000. Falcon expects to continue this arrangement through 1998.

   Each of Mr. Robert H. Reeves, Jr. and his brother Charles E. Reeves, who is also employed by the Company, are entitled to receive benefits under a Senior Executive Incentive Compensation Agreement with Falcon dated December 24, 1992, which was entered into in connection with Falcon's acquisition of Two R Drilling Company, Inc. Under this agreement Falcon agreed to make annual payments to each of the Reeves of 7.5% (or aggregate payments to Robert H. Reeves, Jr. and Charles E. Reeves of 15%) of domestic barge rig income (less overhead, depreciation and interest attributable to such operations) during the period from January 1, 1993 through December 31, 1997, up to an aggregate maximum amount of $5,000,000 during the entire period, less certain amounts ($3,550,000 plus the amount of certain interest payments) payable on a priority basis under an earn-out agreement between Falcon and a former bank lender to Two R Drilling Company. Payments will be made in 1998 to the Reeves in an aggregate amount of $603,000, representing the amount payable to them under the agreement in respect of 1997.

   William R. Ziegler, a director and stockholder of Falcon during 1997 and a director and stockholder of the Company, is a partner in the law firm Parson & Brown. During 1997, Falcon paid fees aggregating $203,000 to Parson & Brown. The Company anticipates that it will continue to use the services of Parson & Brown.

  During 1997, Falcon paid $398,000 to Bantam Services, Inc., pursuant to a Catering Service Contract entered into by the Company and Falcon. The
Catering Service Contract was entered into in June, 1994 as part of the transaction in which Falcon and Blake Workover Company formed a 50/50 joint venture to own and operate barge workover rigs. The joint venture became R&B Falcon Workover Company, Inc. when Falcon acquired the other 50% interest thereon in August, 1995. Under the terms of the Catering Service Contract, Bantam furnished groceries and supplies to the rigs operated by Falcon Workover, and Falcon Workover paid for these groceries and supplies at Bantam's cost. In addition, Bantam was entitled to bill and collect from non-Falcon personnel on the Falcon Workover rigs (such as the operator's personnel and service company personnel) a daily charge for meals and lodging provided to such third parties. Bantam was entitled to collect these amounts even though the accommodations were on Falcon's rigs and Falcon personnel prepared the meals. The Catering Service Contract expired on April 1, 1997. Bantam is owned by Michael E. Blake, President of R&B Falcon Workover Company, Inc.

Section 16(a) Reporting Delinquencies - Falcon

   The  Company  believes  that during 1997 all filing  requirements  under
Section 16(a) of the Securities Exchange Act of 1934 were met with respect to Falcon except for the following:

   Michael E. Porter failed to file a Form 3 following his election as a director of Falcon. Dr. Porter also failed to file a Form 4 following a single grant to him of stock options of Falcon in January 1997. Such options were later rescinded by Falcon.

  James R. Latimer III, a former director of Falcon, was late filing a Form 4 following a single exercise by him in February 1997 of options granted under a stock option plan of the Company.

   Falcon did not receive a Form 5 from Purnendu Chatterjee with respect to 1997 and did not receive a certification from him that no Form 5 was required to be filed by him. The Company has no knowledge that such filing was required.


     R&B BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following Report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

  During 1997 the Compensation Committee of the R&B Board of Directors (the "R&B Committee") consisted of Charles A. Donabedian, Robert L. Sandmeyer and J.W. McLean. These persons ceased to be directors of R&B at the time of the Merger (December 31, 1997). Messrs. Donabedian and Sandmeyer became directors of the Company in December 1997. Because Mr. McLean is no longer a director of either R&B or the Company, this report is made over the signatures of Messrs. Donabedian and Sandmeyer, who were on the R&B Committee and who are currently directors of the Company. The following report documents the components of R&B's executive officer compensation programs and describes the basis on which 1997 compensation determinations were made by the R&B Committee with respect to the executive officers of R&B.

Compensation  Philosophy and Overall Objectives of  Executive  Compensation
Programs

   It was the philosophy of R&B to ensure that executive compensation be directly linked to continuous improvements in corporate performance and increases in stockholder value. The following objectives were adopted by the R&B Committee as guidelines for compensation decisions:

- Provide a competitive total compensation package to enable R&B to attract and retain key executives.

- Integrate all pay programs with R&B's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of these objectives.

- Provide variable compensation opportunities that are directly linked with the performance of R&B.

Cash compensation

   Cash  compensation  included  base salary  and  annual  incentive  award programs. The base salary of each of R&B's executive officers was determined by an evaluation of the responsibilities of that position and by comparison to the average of salaries paid in the competitive market in which R&B competed for comparable executive ability and experience. Annually, the performance of each executive officer was reviewed by the R&B Committee in the case of R&B's Chief Executive Officer (with the officer whose performance is being evaluated not participating), and by the Chief Executive Officer in the case of the other executive officers, taking into account R&B's operating and financial results for that year, the contribution of each executive officer to such results, the achievement of goals established for each such executive officer at the beginning of each year, and competitive salary levels for persons in those positions in the markets in which R&B competes. To assist in its deliberations, the R&B Committee was provided a report from Towers Perrin, a recognized independent compensation consultant, setting out comparable salary and incentive compensation information for a number of representative companies in the offshore drilling industry selected by Towers Perrin. Following its review of the performance of R&B's executive officers, the R&B Committee reported its recommendations for salary increases and incentive awards to R&B's Board of Directors. In 1997, there were no annual base salary increases recommended by the R&B Committee and approved by the R&B Board of Directors for the executive officers; however, incentive compensation awards were recommended by the R&B Committee and approved by the R&B Board for all of the executive officers. The R&B Committee believed the recommended incentive awards were warranted and consistent with the performance of such executives during 1997 based on the R&B Committee's evaluation of each individual's overall contribution to accomplishing R&B's 1997 corporate goals and of each individual's achievement of individual goals during the year. Such goals related to ongoing operational and business matters, such as maintaining high utilization of R&B's fleet, improvement of R&B's customer and investor relationships, improvement of R&B's safety and operations programs, development of new business opportunities and strengthening R&B's capital structure.

Stock-Based Incentives

   The R&B Committee believed that it was essential to align the interests of the executives and other management personnel responsible for the growth of R&B with the interest of R&B's stockholders. The R&B Committee believed this alignment was best accomplished through the provision of stock-based incentives.

   During 1997, R&B's executive officers were awarded stock options with respect to 770,000 shares of R&B common stock; however, by agreements between those officers and R&B, those options were voluntarily relinquished by the R&B executive officers without compensation, effective upon completion of the Merger, provided the Merger was completed, for accounting purposes, as a "pooling of interests" transaction (which was the case).

   Prior to 1997, R&B had established stock-based incentive plans and had made option grants and restricted stock awards pursuant to such plans. During 1997, restricted stock awards aggregating 28,700 shares of common stock of R&B were granted under the R&B Long-Term Incentive Plan. These shares vested on December 31, 1997, as a result of the Merger.

Chief Executive Officer Compensation and Corporate Performance for Fiscal Year 1997

   In determining the compensation of Mr. Paul Loyd, Jr., the Chairman, President and Chief Operating Officer of R&B, the R&B Committee considered R&B's anticipated operating and financial results for 1997 and evaluated his individual performance and substantial contribution to those anticipated results, as well as considered the substantial contribution would receive as a result of the Merger and his efforts with respect to same. Based on that review and assessment, the R&B Committee recommended and the R&B Board approved (with Mr. Loyd not participating) an incentive award for Mr. Loyd of $1,040,000.

Summary

   The R&B Committee believed that the total compensation program for executive officers of R&B was competitive with the compensation programs provided by other corporations with which R&B competed. The R&B Committee also believed that the stock-based incentives provided opportunities to participants that were consistent with the returns that are generated on the behalf of R&B's stockholders.

Section 162(m) of the Internal Revenue Code

  Section 162(m) of the Internal Revenue Code of 1986, as amended generally disallows a corporation's deduction for remuneration paid to its chief executive officer and its four other highest compensated officers in excess of $1,000,000 per person effective January 1, 1994. In connection with its policies relating to executive compensation, the R&B Committee considered the implications of Section 162(m) along with the various other factors described elsewhere in this report in making its executive compensation determinations in 1997.

                                   CHARLES DONABEDIAN
                                   ROBERT L. SANDMEYER


R&B Performance Graph

  The following graph sets forth the Company's total cumulative stockholder return as compared to the S&P 500 index (the "S&P Index") and the composite peer index (the "Peer Index"), for the period December 31, 1992 through December 31, 1997.

   The  Peer  Index is comprised of Arethusa (Offshore) Ltd (through  March
1996); Atwood Oceanics, Inc.; Diamond Offshore Company; Dual Drilling Company (through March 1996); Ensco International, Inc.; Global Marine, Inc.; Noble Drilling Corporation; Rowan Companies, Inc.; Transocean Offshore, Inc.; and Western Company of North America (through September
1993).

   Total stockholder return assumes $100 vested at the beginning of the period in the common stock of R&B, the stocks represented in the S&P Index and the stocks represented in the Peer Index, respectively. Total return also assumes reinvestment of dividends; R&B did not pay dividends on its common stock during the period covered by the graph.

  [R&B's performance graph appears here.  See table below for data.]

   Historical   stock  price  performance should  not  be  relied  upon  as indicative of future stock price performance.

   Peer weightings for the peer group have been adjusted for changes as follows: Dual Drilling Company was added to the peer group index in August 1993 as this company had its initial public offering in August 1993; Western Company of North America was removed from the peer group index as of September 30, 1993 as that company sold its drilling assets in October 1993; Chiles Offshore Corporation was dropped and Noble Drilling Corporation was added to the peer group index in September 1994 as these two companies merged during September 1994, Diamond Offshore was added to the peer group index in October 1995 as this company had its initial public offering in October 1995, Arethusa (Offshore) Ltd. was removed from the peer group index as of March 31, 1996 as that company merged with Diamond Offshore, and Dual Drilling Company was removed from the peer group index as of March 31, 1996 as that company merged with ENSCO International Inc.

  The following table shows the values that are displayed on the graph:

                          1992    1993    1994    1995    1996    1997
                          ----    ----    ----    ----    ----    ----
Reading & Bates           $100    $165    $141    $353    $624    $985
S&P 500                   $100    $110    $112    $153    $189    $252
Peer Group (10 Stocks)    $100    $166    $143    $289    $568    $827

Pension Plan Table

   R&B  had a defined benefit pension plan prior to the Merger; Falcon  did
not.   It  is  anticipated that the Company will assume and adopt  the  R&B pension plan.  The following is a description of the R&B Pension Plan.

   Assuming that an employee is entitled to an annual social security benefit of $15,912 at normal retirement date and has an annual social security covered compensation amount of $29,304, the Pension Plan Table illustrates the amount of annual pension benefits payable by R&B under a single-life annuity basis to a person in specified average compensation and years-of-service classification.

                                  Years of Service
36-Month Average   ---------------------------------------------------
  Remuneration       15          20         25         30         35
  ------------       --          --         --         --         --

   $  50,000       12,485      16,647     20,808     24,970     29,132
     100,000       27,907      37,210     46,513     55,815     65,117
     150,000       43,330      57,773     72,217     86,660    101,104
     200,000       58,753      78,337     97,921    117,505    137,090
     250,000       74,175      98,900    123,625    148,351    173,076
     300,000       89,598     119,464    149,330    179,196    209,062
     350,000      105,020     140,027    175,034    210,041    245,048
     400,000      120,443     160,591    200,738    240,886    281,034
     450,000      135,866     181,154    226,443    271,731    317,020
     500,000      151,288     201,718    252,147    302,576    353,006

  Retirement benefits under the Reading & Bates Pension Plan (the "Domestic Plan") are based on an employee's highest average monthly base compensation for 36 consecutive months of credited service, integrating a portion of the primary social security benefit payable to the employee. The benefit is based on the higher of three formulas, A, B and C, as outlined below. Formula A is based on pay, service and primary social security benefit frozen at December 31, 1988, while Formulas B and C are based on pay, service and social security covered compensation as of the date of termination of employment. Formula A is as follows: 2.75% of an employee's average monthly compensation multiplied by the number of years of credited service for the first 20 years; plus 2% of an employee's average monthly compensation multiplied by the number of years of credited service from 21 through 25 years; plus 1.50% of an employee's average monthly compensation multiplied by the number of years of credited service from 26 through 30 years; plus 1% of an employee's average monthly compensation multiplied by the number of years of credited service from 31 through 35 years; plus .50% of an employee's average monthly compensation multiplied by the number of years of credited service from 36 through 40 years; minus 50% of an employee's primary social security benefit. Formula B is as follows: 2.4% of an employee's average monthly compensation multiplied by the number of years of credited service through December 31, 1991 (up to a maximum of 35 years); minus .65% of an employee's social security covered compensation multiplied by the number of years of credited service through December 31, 1991 (up to a maximum of 35 years); plus an amount determined under Formula C based solely on the number of years credited service which accrued after December 31, 1991. Formula C is as follows: 2.0% of an employee's average monthly compensation multiplied by the number of years of credited service for the first 35 years; minus .65% of an employee's social security covered compensation multiplied by the number of years of credited service for the first 35 years. This benefit structure is the result of a plan amendment effective January 1, 1989. The formula in effect prior to this date was Formula A, based on pay, service and primary social security benefit at date of retirement. Compensation covered by the Domestic Pension Plan consists of base wages to the maximum extent allowed under current laws but not to exceed $145,000 (or an amount equal to the difference between $200,000 for 1989 and succeeding years (as adjusted at the same time and manner provided under Code Section 415(d) and $100,000, or the maximum annual compensation limit provided for in Code Section 401(a)(17)). Messrs. Loyd, Hillin, Nagle, Ofner and McIntire have approximately six, twenty-six, twenty-two, twenty-six and twenty-nine years, respectively of credited service under the Domestic Plan, and will be entitled to receive the estimated annual benefits based upon their 1997 salary amounts set forth under "Salary" in the Summary Compensation Table.

   Assuming that an employee is entitled to an annual social security benefit of $15,912 at normal retirement date and has an annual social security covered compensation amount of $29,304, the Pension Plan Table illustrates the amount of annual pension benefits payable by the Company under the Domestic Plan and the Retirement Benefit Replacement Plan (described below) under Formula C on a single life annuity basis to a person in specified average compensation and years-of-service classifications.

   The maximum pension benefit allowable under current laws for persons who retired at age 65 in 1997 is $125,000. The Domestic Plan limits the annual compensation that is considered for plan purposed to $160,000 for 1997. Retirement benefits based on pay in excess of the foregoing limitations will be paid pursuant to the Reading & Bates Retirement Benefit Replacement Plan is designed to restore to affected employees the dollar amount of pension and pension-related benefits which could no longer be provided under the Domestic Plan as a result of the compensation limitation contained in the Domestic Plan and benefits payable under both the Domestic Plan and the Retirement Benefit Replacement Plan.

   Retirement benefits under the Reading & Bates Offshore Pension Plan (the "Offshore Plan") are determined under formulas similar to those detailed above as the Domestic Plan's Formulas A and C. Formula A under the Offshore Plan is identical to Formula A under the Domestic Plan except that pay, service and primary social security benefit are frozen at December 31, 1990; plus an amount determined under Formula C based solely on the number of years of credited service which accrued after December 31, 1990 is added to the benefit determined. Formula C for the Offshore Plan is identical to Formula C under the Domestic Plan. Compensation covered under the Offshore Plan is the same as that covered by the Domestic Plan without the monetary limits. The Pension Plan Table can also be used to illustrate the amount of annual pension benefits payable by the Company under Formula C of the Offshore Plan.

R&B Employment Contracts and Change-in-Control Arrangements

  Officer Agreements. At the time the Merger was agreed to (July 1997) R&B was party to employment agreements with Messrs. Loyd, Nagle, Hillin, Ofner and McIntire. The agreements provided that for a continuing three-year employment period such persons would receive annual base salaries of not less than $520,000, $275,000, $225,000, $212,000 and $141,000, respectively, and would participate in other benefit plans and programs of the Company. Each of such agreements provided that if the officer terminates his employment for good reason or during the 180-day period following a change of control of R&B, R&B would (a) make a lump sum payment to him of salary earned through the date of termination and a bonus based on the highest annual bonus paid him during the preceding three-year period prorated in accordance with the period in the current year prior to the termination, (b) make a lump sum payment to him of 3.75 times the sum of the highest aggregate annual base salary and annual bonus (or equal to such salary and bonus if such termination occurs after October 31, 1997) paid to the officer with respect to any one fiscal year ending within the three-year period ending on the date of termination, (c) in the case of Mr. Loyd, deliver to such executive the shares under the R&B 1992 Long-Term Incentive Plan and the R&B 1995 Long-Term Incentive Plan free of restrictions, and
(d) continue to provide certain welfare plan and other benefits for a period of three years or as long as such plan or benefits allow.

   For purposes of the employment agreements, "good reason" included (i) a change in the officer's position, authority, duties or responsibilities,
(ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld), (iii) certain breaches of the agreement and (iv) in the case of Mr. Loyd, (x) any determination by such executive that termination of his employment with the Company was, in his sole opinion, in the best interests of the Company or Mr. Loyd and in such event (A) the date of termination is not less than 180 days (or such shorter period as may be mutually agreed between such executive and the Company) following the giving of notice of termination as provided in the employment agreements and (B) Greenwing Investments, Inc. shall have disposed of (including, without limitation, by means of a distribution to its stockholders) not less than 50% of the Company's Common Stock beneficially owned, directly or indirectly, by such entity as of October 11, 1993 and (y) the occurrence of October 11, 2003. A "change of control" for purposes of the agreements with Messrs. Nagle, Hillin, Ofner and McIntire would occur if a person or group (other than (i) such officer,
(ii) the Company or any of its subsidiaries or affiliates, (iii) any person subject as of the date of the agreement to the reporting or filing requirements of Section 13(d) of the Exchange Act with respect to the securities of the company or any affiliates, (iv) any trustee or other fiduciary holding or owning securities under an employee benefit plan of the Company, (v) any underwriter temporarily holding or owning securities of the Company, or (vi) any corporation owned directly or indirectly by the current stockholders of the Company in substantially the same proportion as their then ownership of stock of the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities. A "change of control" for purposes of the agreement with Mr. Loyd would occur if any person or group (subject to the same exceptions described in the change of control provisions above for the agreements with Messrs. Nagle, Hillin, Ofner and McIntire) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 22.5% or more of the combined voting power of the Company's then outstanding securities.

   The same benefits payable to each officer under the agreement if he terminated his employment for good reason or following a change of control were also payable to him if the Company terminated his employment other than for cause (as defined in the agreement) or if he died or became disabled under the terms of the agreement. "Cause" for purposes of the agreement with Mr. Loyd included (i) dishonesty by such executive which results in substantial personal enrichment at the expense of the Company, or (ii) demonstratively willful repeated violations of such executive's obligations under the employment agreements which are intended to result in material injury to the Company. "Cause" for purposes of the agreements with Messrs. Nagle, Hillin, Ofner and McIntire included (i) dishonesty by such executive which results in substantial personal enrichment at the expense of the Company, (ii) such executive's willful engagement in conduct which is materially injurious to the business or reputation of the Company, or (iii) such executive's failure substantially to perform his duties with the Company in a reasonably satisfactory manner, in each case as determined in good faith by the affirmative vote of at least two-thirds of the members of the Board. For purposes of the employment agreements with Messrs. Loyd, Nagle, Hillin, Ofner and McIntire, no act or failure to act on the part of such executives shall be deemed "willful" unless done or admitted to be done by such executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

   The agreements provided that if any payment to one of the covered officers will be subject to any excise tax under Code Section 4999, a "gross-up" payment would be made to place the officer in the same net after-tax position as would have been the case if no excise tax had been payable.

  R&B terminated the employment agreements effective December 31, 1997, and in connection therewith made termination payments to Messrs. Loyd, Nagle, Hillin, Ofner and McIntire of $5,850,000, $2,165,625, $1,771,875
$1,669,500 and $1,110,375 respectively.

R&B Section 16 Compliance

   The  Company  believes  that during 1997 all filing  requirements  under
Section 16(a) of the Securities Exchange Act of 1934 were met with respect to R&B except for the following:

   Each of Wayne Hillin, Don McIntire, Tim Nagle, Charles Ofner, Robert Sandmeyer, Ted Kalborg (a former director), and J. W. McLean (a former director) were late filing a Form 4 for December 1997 reflecting the conversion of Common Stock of R&B to Common Stock of the Company as a result of the Merger. Each filed a Form 4 in January 1998 reflecting this event.

  J. W. McLean, a former director, was approximately two months late filing a Form 4 for February 1997 and approximately one month late filing a Form 4 for March 1997, reporting an aggregate of eight transactions.


                        THE  EMPLOYEE PLAN PROPOSAL

       The Employee Plan is designed to help the Company attract and retain key executives and other selected employees and reward them for making major contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under the Employee Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and its subsidiaries. The Board of Directors has adopted the Employee Plan effective March 25, 1998, subject to the approval by the holders of a majority of shares of Common Stock present or represented, and entitled to vote at a meeting of the Company's stockholders. If the Employee Plan is not so approved by the stockholders of the Company prior to June 30, 1998, the Employee Plan will terminate. There are available for awards approximately 3,800,000 shares of Common Stock under plans of R&B that were assumed by the Company in the Merger, which shares will remain available for award. There are also available for awards approximately 1,480,000 shares of Common Stock under plans of Falcon that were assumed by the Company in the Merger. If the Employee Plan Proposal is approved, no additional awards will be made under the Falcon plans.

       The following is a summary of the principal features of the Employee Plan. This summary is qualified in its entirety by reference to the complete text of the Employee Plan, which is set forth in Exhibit 99.A hereto.

Eligible Employees

        Employees of the Company and its subsidiaries eligible for an award under the Employee Plan are those whose performance, in the judgment of the Committee of the Board of Directors administering the Employee Plan, can have a significant effect on the success of the Company and its subsidiaries. As of March 31, 1998 approximately 750 persons would have been eligible for awards under the Employee Plan.

Shares Subject to Plan

        There shall be available for awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of the Employee Plan an aggregate of 3,200,000 shares of Common Stock. Common Stock related to awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of stock or in a manner such that all or some of the shares covered by an award are not issued to a participant, or are exchanged for awards that do not involve Common Stock, shall immediately become available for awards hereunder.

Administration of the Employee Plan

       The Employee Plan shall be administered by a committee designated by the Board of Directors to administer the Employee Plan (as used under the heading "The Employee Plan Proposal," the "Committee", which committee may be the Compensation Committee), which shall have full and exclusive power to interpret the Employee Plan, to grant waivers of the restrictions set forth in the Employee Plan and to adopt such rules, regulations and guidelines for carrying out the Employee Plan as it may deem necessary or proper. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Employee Plan or in any award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

        The Committee may delegate to senior officers of the Company its duties under the Employee Plan, except that the Committee may not delegate to any person the authority to grant awards to, or take other action with respect to, participants who are subject to Section 16 of the Exchange Act.

Types of Awards

       The Committee shall determine the type or types of awards to be made to each participant under the Employee Plan. Each award made thereunder shall be embodied in an award agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Awards may consist of those listed in this paragraph and may be granted singly or in combination. The closing price of the Common Stock on April 17, 1998 was $31.0625.

Stock Option. An award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the greater of the par value of the Common Stock, or the fair market value of the Common Stock on the date of grant of the option. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code.

Stock Appreciation Right. An award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over a specified strike price as set forth in the applicable award agreement.

Stock Award. An award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company and its subsidiaries, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of performance.

Cash Award. An award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and set forth in the award agreement.

Payment of Awards

       Payment of awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions. With the approval of the Committee, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected participants to elect to defer payments of some or all types of awards in accordance with procedures established by the Committee. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in Common Stock or units of Common Stock. At the discretion of the Committee, a participant may be offered an election to substitute an award for another award or awards of the same or different type. However, no award of stock options shall be repriced without stockholder approval if at the effective date of such repricing the exercise price is greater than the fair market value of the stock.

        The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another award, including restricted stock, valued at fair market value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other awards to exercise a stock option as it deems appropriate. The Committee may provide for loans from the Company to permit the exercise or purchase of awards and may provide for procedures to permit the exercise or purchase of awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an award. Unless otherwise provided in the applicable award agreement, in the event shares of restricted stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of restricted stock used as consideration therefor, shall be subject to the same restrictions as the restricted stock so submitted as well as any additional restrictions that may be imposed by the Committee.

Tax Withholding

       The Company shall have the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of shares of Common Stock under the Employee Plan, an appropriate number of shares of Common Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the fair market value when the tax withholding is required to be made.

Amendment or Termination

        The Board of Directors may amend or terminate the Employee Plan for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any participant under any award granted to such participant shall be made without such participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any award then outstanding (unless the holder of such award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

Assignability

       No award or any other benefit under the Employee Plan constituting a stock option or other derivative security within the meaning of Rule 16b-3 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. However, an officer or director may designate a beneficiary for any award made to such officer or director.

Adjustments

        In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under the Employee Plan and covered by outstanding awards denominated in Common Stock or units of Common Stock, (ii) the exercise or other price in respect of such awards, and (iii) the appropriate fair market value and other price determinations of such awards. In the event of any consolidation or merger of the Company or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments in respect of the Plan or any outstanding awards as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event the Company is involved in a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 425(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, awards and the termination of unexercised options in connection with such transaction.

Unfunded Plan

         The Employee Plan will be unfunded. Although bookkeeping accounts may be established with respect to participants who are entitled to cash, Common Stock or rights thereto under the Employee Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall the Employee Plan be construed as providing for such segregation.

Federal Income Tax Consequences

        This description of certain Federal income tax consequences of options under the Employee Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences under all circumstances.

        There are no Federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or a nonqualified stock option ("NQSO"). On the exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction (although such exercise may give rise to alternative minimum tax liability for the optionee). Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be generally treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

        On exercise of an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

       No income will be recognized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash and the fair market value of any shares of Common Stock received pursuant to the exercise.

        A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. Further, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restriction on transfer) over any purchase price paid for the shares and any dividend received while the shares are subject to a substantial risk of forfeiture or restrictions will be treated as dividend income to the recipient.

        The recipient of an unrestricted stock grant generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted shares of Common Stock on the date that such shares are transferred to the recipient reduced by any amount paid by the recipient, and the capital gain or loss holding period for such shares will also commence on that date.

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction for federal income tax purposes provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is properly reported by the Company, (ii) is not an "excess parachute payment" within the meaning of Section 280G of the Code and (iii) if the $1.0 million limitation of Section 162(m) of the Code is exceeded, the compensation qualifies as "performance based" under such section.

Board Recommendation

       The Board of Directors has unanimously approved the 1998 Employee Long-Term Incentive Plan and recommends that the stockholders vote "FOR" the Employee Plan Proposal.


                        THE  DIRECTOR PLAN PROPOSAL

  The Director Plan is designed to help the Company attract and retain non-employee directors by rewarding them for making major contributions to the success of the Company and its subsidiaries. The Board of Directors has adopted the Director Plan effective March 25, 1998, subject to the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders. If the Director Plan is not so approved by the stockholders of the Company prior to June 30, 1998, the Director Plan will terminate.

   The following is a summary of the principal features of the Director Plan. This summary is qualified in its entirety by reference to the complete text of the Director Plan, which is set forth in Exhibit 99.B hereto.

General

        Only non-employee directors are eligible for awards under the Director Plan. There are currently eight non-employee directors of the Company. There shall be available for awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of the Director Plan an aggregate of 250,000 shares of Common Stock. Common Stock related to awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of stock or in a manner such that all or some of the shares covered by an award are not issued to a participant, or are exchanged for awards that do not involve Common Stock, shall immediately become available for awards hereunder.

Administration of the Director Plan

        The Director Plan shall be administered by a committee comprised of non-employee directors (as used under the heading "The Director Plan Proposal," the "Committee"), which shall have full and exclusive power to interpret the Director Plan, to grant waivers of the restrictions set forth in the Director Plan and to adopt such rules, regulations and guidelines for carrying out the Director Plan as it may deem necessary or proper. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Director Plan or in any award in the manner and to the extent the Committee deems desirable to carry it into effect.

Types of Awards

       The Committee shall determine the type or types of awards to be made to each participant under the Director Plan. Each award made thereunder shall be embodied in an award agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Awards may consist of those listed in this paragraph and may be granted singly or in combination. The closing price of the Common Stock on April 17, 1998 was $31.0625.

Stock Option. An award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the greater of the par value of the Common Stock, or the fair market value of the Common Stock on the date of grant of the option.

Stock Award. An award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company and its subsidiaries, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of performance.

Payment of Awards

        Payment of awards may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock. At the discretion of the Committee, a participant may be offered an election to substitute an award for another award or awards of the same or different type. However, no award of stock options shall be repriced without stockholder approval if at the effective date of such repricing the exercise price is greater than the fair market value of the stock.

        The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another award, including restricted stock, valued at fair market value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other awards to exercise a stock option as it deems appropriate. The Committee may provide for loans from the Company to permit the exercise or purchase of awards and may provide for procedures to permit the exercise or purchase of awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an award. Unless otherwise provided in the applicable award agreement, in the event shares of restricted stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of restricted stock used as consideration therefor, shall be subject to the same restrictions as the restricted stock so submitted as well as any additional restrictions that may be imposed by the Committee.

Tax Withholding

       To the extent required by applicable law, the Company shall have the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of shares of Common Stock under the Director Plan, an appropriate number of shares of Common Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the fair market value when the tax withholding is required to be made.

Amendment or Termination

        The non-employee members of Board of Directors may amend or terminate the Director Plan for any purpose permitted by law except that
(i) no amendment or alteration that would impair the rights of any participant under any award granted to such participant shall be made without such participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent stockholder approval is required by applicable legal requirements.

Assignability

       No award or any other benefit under the Director Plan constituting a stock option or other derivative security within the meaning of Rule 16b-3 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. However, a director may designate a beneficiary for any award made to such director.

Adjustments

         In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under the Employee Plan and covered by outstanding awards denominated in Common Stock or units of Common Stock, (ii) the exercise or other price in respect of such awards and (iii) the appropriate fair market value and other price determinations of such awards. In the event of any consolidation or merger of the Company or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments in respect of the Plan or any outstanding awards as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event the Company is involved in a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 425(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, awards and the termination of unexercised options in connection with such transaction.

Unfunded Plan

         The Director Plan will be unfunded. Although bookkeeping accounts may be established with respect to participants who are entitled to Common Stock or rights thereto under the Director Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Stock or rights thereto, nor shall the Director Plan be construed as providing for such segregation.

Federal Income Tax Consequences

       See discussion under "Federal Income Tax Consequences" under "The Employee Plan Proposal." No option grant under the Director Plan will qualify as an ISO.

Recommendation of Board of Directors

   The Board of Directors has unanimously approved the 1998 Director Long-Term Incentive Plan and recommends that the stockholders vote "FOR" the Director Plan Proposal.


                          THE ACCOUNTANT PROPOSAL

   The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the financial statements of the Company for the 1998 fiscal year. The nomination is being presented to the stockholders for ratification at the Annual Meeting. Arthur Andersen LLP audited the Company's financial statements for the 1997 fiscal year (the Company's first fiscal year) and were the auditors for both Falcon and R&B for the 1996 fiscal year of each of them. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

Recommendation of Board of Directors

  The Board of Directors has unanimously approved the appointment of Arthur Andersen LLP as the Company's auditors for fiscal year 1998 and recommends that the stockholders vote "FOR" the Accountant Proposal.


               STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

   The Company's bylaws require written notice to the Company of a nomination of elections as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be, and be furnished to the Company not less than 60 days or more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. A copy of the applicable bylaw provisions may be obtained, without charge, upon written request to the Secretary of the company at its principal executive offices.

   In addition, any stockholder who desires to have a proposal included in the Company's proxy soliciting material related to the Company's 1999 Annual Meeting of Stockholders must so notify the Company in writing no later than December 25, 1998. Such notice must comply with the requirements of the Rules and Regulations promulgated by the Securities and Exchange Commission applicable to such stockholder proposals.


                          ADDITIONAL INFORMATION

   The Company undertakes to provide without charge to each recipient of this Proxy Statement, upon request of such person, a copy of the Company's annual report on Form 10-K (including the financial statements and financial statement schedules) for the year ended December 31, 1997. Such request should be made to Charles R. Ofner, Vice President, c/o R&B Falcon Corporation, 901 Threadneedle, Houston, Texas 77079. A copy of any exhibit to the annual report on Form 10-K will be furnished to any such person upon request and the payment of the Company's reasonable expenses in furnishing such exhibit.

                               OTHER MATTERS

   The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors of the Company may recommend.

   This Proxy Statement has been preceded by a copy of the Company's Annual Report with respect to the 1997 fiscal year.

=============================================================================
FORM OF PROXY CARD

                           R&B FALCON CORPORATION

             Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints STEVEN A. WEBSTER and ROBERT F. FULTON (with full power to act without the other and with the power to appoint his substitute) as the undersigned's proxies to vote, as specified on the reverse side hereof, all shares of Common Stock of R&B FALCON CORPORATION (the "Company"), a Delaware corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the ITT Sheraton Luxury Collection Hotel, 1919 Briar Oaks Lane, Houston, Texas on Tuesday, on May 19, 1998 at 9:00 a.m., local time, and at any and all adjournments thereof.

     WHEN THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, AND NOT PROPERLY REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE


1. ELECTION OF DIRECTORS

   [] FOR all nominees    [] WITHHOLD        NOMINEES:  Douglas A.P. Hamilton
      listed at right        AUTHORITY to               Michael E. Porter
      (except as indicated   vote for all               Robert L. Sandmeyer
      to the contrary        nominees listed
      below)                 at right.

     (INSTRUCTION:   To  withhold authority to vote  for  any  individual
     nominee, write that nominee's name in the space provided below.)
     __________________________________

2. Proposal  to approve the adoption of the 1998 Employee Long-Term Incentive
   Plan.

     [] FOR           [] AGAINST          [] ABSTAIN

3. Proposal to approve the  adoption of the 1998 Director Long-Term Incentive
   Plan.

     [] FOR           [] AGAINST          [] ABSTAIN

4. Proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998.

     [] FOR           [] AGAINST          [] ABSTAIN

5. In their discretion, the Proxies will vote upon such other business as may properly come before the meeting and any and all adjournments thereof.

The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.

Please sign, date and return the proxy card promptly using the enclosed envelope.


Signature__________________Signature___________________ Dated:_________, 1998
     (AND TITLE, IF APPLICABLE)  (AND TITLE, IF APPLICABLE)

NOTE: Please date, sign exactly as name appears on this proxy, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, officer, partner or in any other similar capacity, please give full title. In the case of joint ownership, each joint owner must sign.

=============================================================================